Exhibit 5.2

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

September 5, 2012

Carrizo Oil & Gas, Inc.

500 Dallas Street, Suite 2300

Houston, Texas 77002

Ladies and Gentlemen:

As set forth in the Post-Effective Amendment No. 1 (the “Amendment”) to Registration Statement on Form S-3 (No. 333-173821) (the “Registration Statement”) of Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), Bandelier Pipeline Holding, LLC, a Delaware limited liability company (“Bandelier”), Carrizo (Eagle Ford) LLC, a Delaware limited liability company (“Eagle Ford LLC”), Carrizo (Marcellus) LLC, a Delaware limited liability company (“Marcellus LLC”), Carrizo (Marcellus) WV LLC, a Delaware limited liability company (“Marcellus WV LLC”), Carrizo Marcellus Holding Inc., a Delaware corporation (“Marcellus Holding”), Carrizo (Niobrara) LLC, a Delaware limited liability company (“Niobrara LLC”), CLLR, Inc., a Delaware corporation (“CLLR”), Hondo Pipeline, Inc., a Delaware corporation (“Hondo Pipeline”) and Mescalero Pipeline, LLC, a Delaware limited liability company (“Mescalero,” and together with Bandelier, Eagle Ford LLC, Marcellus LLC, Marcellus WV LLC, Marcellus Holding, Niobrara LLC, CLLR and Hondo Pipeline, the “Subsidiary Guarantors”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of securities that may be issued and sold by the Company and the Subsidiary Guarantors, certain legal matters in connection with the securities are being passed upon for the Company by us. Such securities include guarantees by the Subsidiary Guarantors (the “Subsidiary Guarantees”) of the unsecured debt securities of the Company that are registered on the Registration Statement (the “Debt Securities”). At your request, this opinion is being furnished to you for filing as Exhibit 5.2 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined (i) the Amended and Restated Articles of Incorporation of the Company, as amended to date, and the Amended and Restated Bylaws of the Company, as amended to date, (ii) the Certificate of Incorporation and the Bylaws of each of CLLR, Hondo Pipeline and Marcellus Holding and the Certificate of Formation and Limited Liability Company Agreement of each of Bandelier, Eagle Ford LLC, Marcellus LLC, Marcellus WV LLC, Niobrara LLC and Mescalero, (iii) the Indenture dated as of May 28, 2008 among the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee and filed as an exhibit to the Registration Statement, as supplemented and amended by the second supplemental

Carrizo Oil & Gas, Inc.

September 5, 2012

indenture thereto, the fourth supplemental indenture thereto, the fifth supplemental indenture thereto, the sixth supplemental indenture thereto, the seventh supplemental indenture thereto, the eighth supplemental indenture thereto, and the ninth supplemental indenture thereto, filed as exhibits to the Registration Statement (the “Senior Debt Indenture”), pursuant to which senior Debt Securities may be issued, (iv) the form of Indenture filed as an exhibit to the Registration Statement to be executed by the Company, the Subsidiary Guarantors, as potential subsidiary guarantors, and the trustee thereunder (the “Subordinated Debt Indenture”), pursuant to which subordinated Debt Securities may be issued, (v) the originals, or copies certified or otherwise identified, of corporate records of the Company and the Subsidiary Guarantors and (vi) certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

In giving this opinion, we have relied on certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents we have examined are genuine, all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies of original documents conform to the original documents and all these original documents are authentic, and all information submitted to us was accurate and complete.

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including the Amendment and any other post-effective amendments), will have become effective under the Act; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Subsidiary Guarantees offered thereby; (iii) all Subsidiary Guarantees will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; and (iv) a definitive purchase, underwriting or similar agreement with respect to any Subsidiary Guarantees offered will have been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and the other parties thereto.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

With respect to any Subsidiary Guarantees to be included in the Debt Securities and issued under the Senior Debt Indenture, when (i) any applicable supplemental indenture to the Senior Debt Indenture has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and Wells Fargo Bank, National Association, as trustee, (ii) the Senior Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Subsidiary Guarantees, to approve the issuance thereof and the terms of the offering thereof and related matters and such Subsidiary

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September 5, 2012

Guarantees do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, has taken all necessary action (corporate or other organizational) to approve and establish the terms of the Subsidiary Guarantee, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Subsidiary Guarantees have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Senior Debt Indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors enforceable against the the Subsidiary Guarantors, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

2.	With respect to any Subsidiary Guarantees included in the Debt Securities and issued under the Subordinated Debt Indenture, when (i) the Subordinated Debt Indenture and any applicable supplemental indenture thereto has been duly authorized and validly executed and delivered by the Company, the Subsidiary Guarantors, if applicable, and Wells Fargo Bank, National Association, as trustee, (ii) the Subordinated Debt Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iii) the Board has taken all necessary corporate action to approve and establish the terms of such Subsidiary Guarantees, to approve the issuance thereof and the terms of the offering thereof and related matters and such Subsidiary Guarantees do not include any provision that is unenforceable, (iv) the Board of Directors (or equivalent thereof) of each Subsidiary Guarantor, if applicable, has taken all necessary action (corporate or other organizational) to approve and establish the terms of the Subsidiary Guarantee, to approve the issuance thereof and the terms of the offering thereof and related matters, and (v) such Subsidiary Guarantees have been duly executed, authenticated, issued and delivered in accordance with both the provisions of the Subordinated Debt Indenture and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Subsidiary Guarantees will constitute legal, valid and binding obligations of the Subsidiary Guarantors enforceable against the the Subsidiary Guarantors, except as the enforceability thereof is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) any implied covenants of good faith and fair dealing.

Carrizo Oil & Gas, Inc.

September 5, 2012

The opinions set forth above are limited to the contract law of the State of New York, the laws of the State of Texas, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act and the applicable federal laws of the United States in each case as in effect on the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Amendment and any related 462(b) Registration Statement and to the reference to us under “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.